EXHIBIT 2(d)
Description of Securities Registered Under Section 12 of the Exchange Act
As of December 31, 2025, Lloyds Banking Group plc (“LBG,” the “Company,” “we,” “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol	Name of each exchange on which registered
Ordinary shares of nominal value 10 pence each, represented by American Depositary Shares		The New York Stock Exchange
4.344% Subordinated Securities due in 2048	LYG48A	The New York Stock Exchange
3.369% Fixed Rate Reset Subordinated Debt Securities due 2046	LYG46	The New York Stock Exchange
5.300% Subordinated Securities due 2045	LYG45	The New York Stock Exchange
4.943% Senior Callable Fixed-to-Fixed Rate Notes due 2036	LYG36A	The New York Stock Exchange
6.068% Fixed Rate Reset Dated Subordinated Tier 2 Notes due 2036	LYG36	The New York Stock Exchange
5.590% Senior Callable Fixed-to-Fixed Rate Notes due 2035	LYG35A	The New York Stock Exchange
5.679% Senior Callable Fixed-to-Fixed Rate Notes due 2035	LYG35	The New York Stock Exchange
7.953% Fixed Rate Reset Subordinated Debt Securities due 2033	LYG33A	The New York Stock Exchange
4.976% Senior Callable Fixed-to-Fixed Rate Notes due 2033	LYG33	The New York Stock Exchange
Senior Callable Floating Rate Notes due 2031	LYG 31B	The New York Stock Exchange
4.425% Senior Callable Fixed-to-Fixed Rate Notes due 2031	LYG 31A	The New York Stock Exchange
1.985% Fixed Rate Reset Subordinated Debt Securities due 2031	LYG31	The New York Stock Exchange
5.721% Senior Callable Fixed-to-Fixed Rate Notes due 2030	LYG30	The New York Stock Exchange
4.818% Senior Callable Fixed-to-Fixed Rate Notes due 2029	LYG29A	The New York Stock Exchange
Senior Callable Floating Rate Notes due 2029	LYG29B	The New York Stock Exchange
5.871% Senior Callable Fixed-to-Fixed Rate Notes due 2029	LYG29	The New York Stock Exchange
Senior Callable Floating Rate Notes due 2028	LYG28H	The New York Stock Exchange
5.087% Senior Callable Fixed-to-Fixed Rate Notes due 2028	LYG28G	The New York Stock Exchange
Senior Callable Floating Rate Notes due 2028	LYG28F	The New York Stock Exchange
5.462% Senior Callable Fixed-to-Fixed Rate Notes due 2028	LYG28E	The New York Stock Exchange
3.750% Senior Callable Fixed-to-Fixed Rate Notes due 2028	LYG28D	The New York Stock Exchange
4.550% Senior Notes due 2028	LYG28C	The New York Stock Exchange
4.375% Senior Notes due 2028	LYG28B	The New York Stock Exchange
3.574% Senior Notes due in 2028	LYG28A	The New York Stock Exchange
Senior Callable Floating Rate Notes due 2027	LYG27C	The New York Stock Exchange
5.985% Senior Callable Fixed-to-Fixed Rate Notes due 2027	LYG27B	The New York Stock Exchange
1.627% Senior Callable Fixed-to-Fixed Rate Notes due 2027	LYG27A	The New York Stock Exchange
3.750% Senior Notes due 2027	LYG27	The New York Stock Exchange
4.650% Subordinated Securities due 2026	LYG26	The New York Stock Exchange

Capitalized terms used but not defined herein have the meanings given to them in LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2025 (the “2025 Annual Report”).

Ordinary Shares
The following is a summary of the material terms of the ordinary shares and preference shares, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2021, incorporated by reference into this document (the “2021 Annual Report”).
Share Capital
As at December 31, 2025, the number of shares outstanding was as follows:

Class of Share	number (in thousands)	amount (in £m)
Ordinary shares, nominal value of 10 pence each	58,885,744	5,888.57
Preference shares, nominal value of 25 pence each	296,141	74.04
Preference shares, nominal value of 25 cents each	87	0.02[1]

Please refer to pages 171-176 of the 2021 Annual Report for a summary of the material provisions of LBG’s Articles of Association.

1 Converted based on the pound sterling/U.S. dollar exchange rate of £1/U.S.$1.3447 on December 31, 2025, as announced by the U.S. Federal Reserve Board.

American Depositary Shares
The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the depositary offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary and its depositary office is currently located at 240 Greenwich Street, New York, NY 10286.
American Depositary Shares
The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent four ordinary shares, or evidence of the right to receive four ordinary shares, deposited with the Custodian and registered in the name of the Depositary or its nominee (such ordinary shares, together with any additional ordinary shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such ordinary shares, the “Deposited Securities”).
ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.
The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.
Holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the ordinary shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.
In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal
The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.
Upon surrender at the office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.
An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.
Ordinary shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those ordinary shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those ordinary shares for deposit, require the person depositing those ordinary shares to provide the Depositary with a certificate to the foregoing effect.
Dividends and Other Distributions
The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited ordinary shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.
If we make a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, after consultation with us, and will, if we request so in writing, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of ordinary shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution.
If the Depositary determines that any distribution of property, other than cash or ordinary shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Record Date
Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited ordinary shares, or whenever the Depositary causes a change in the number of ordinary shares represented by each ADS or receives notice of any meeting of holders of ordinary shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of ordinary shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.
Voting of the Underlying Deposited Securities
When the Depositary receives notice of any meeting of holders of ordinary shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:
•the information contained in the notice of meeting provided by us;
•a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the ordinary shares represented by their ADSs; and
•a brief explanation of how they may give instructions.
The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the ordinary shares in accordance with any written non-discretionary instructions of record holders of ADSs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADSs may not receive notice or otherwise learn of a meeting of holders of ordinary shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the ordinary shares except in accordance with such instructions.
Holders of ADSs will not be entitled to vote ordinary shares directly.
Inspection of Transfer Books
The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.
Reports and Notices
We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of ordinary shares and made generally available by us to the holders of those ordinary shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.
On or before the first date on which we give notice, by publication or otherwise, of:
•any meeting of holders of the ordinary shares;
•any adjourned meeting of holders of the ordinary shares; or
•the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the ordinary shares,

we have agreed to transmit to the Depositary and the Custodian a copy of the notice in the form given or to be given to holders of the ordinary shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all holders of ADSs.
Amendment and Termination of the Deposit Agreement
The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADSs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the ordinary shares represented by those ADSs.
Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least ninety (90) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.
If any ADSs remain outstanding after the date of any termination, the Depositary will then:
•discontinue the registration of transfers of ADSs;
•suspend the distribution of dividends to holders of ADSs; and
•not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.
The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.
At any time after the date of termination of the deposit agreement, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary
The following charges shall be incurred by any party depositing or withdrawing ordinary shares, or by any party surrendering ADSs or to whom ADSs are issued:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property.
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates.

$.02 (or less) per ADS	Any cash distribution to ADS registered holders (including dividends).
A fee equivalent to the fee that would be payable if securities distributed had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS registered holders.
$.02 (or less) per ADSs per calendar year	Depositary services.
Registration or transfer fees	Transfer and registration of shares on the share register to or from the name of the depositary or its agent when you deposit or withdraw shares.
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement). Converting foreign currency to US Dollars.
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary.
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary.
The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deductions from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the Depositary’s obligation to act without negligence or bad faith.  The methodology used to determine exchange rates used in currency conversions is available upon request.
The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADSs or on the ordinary shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the ordinary shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited ordinary shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited ordinary shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.
Direct Registration System
ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.
The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.
General
Neither the Depositary nor we nor any of the Depositary’s or our respective directors, employees, agents or affiliates will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any ordinary shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the ordinary shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the ordinary shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.
Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, legal or beneficial ownership of ADSs or other securities, compliance with all applicable laws or regulations and the terms of the deposit agreement or such information relating to the registration on our books or those that the registrar maintains for us for the ordinary shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper or as we may reasonably request by written request to the Depositary. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of ordinary shares may only be suspended as a result of:
•temporary delays caused by closing the transfer books or those of the Depositary or the deposit of ordinary shares in connection with voting at shareholder meetings, or the payment of dividends;
•the non-payment of fees, taxes and similar charges; and
•non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of ordinary shares.

Debt Securities
Each series of notes listed on the New York Stock Exchange and set forth on the cover page to the 2025 Annual Report has been issued by LBG. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes.
The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Date of Base Prospectus	Series	Registration Statement	Date of Issuance
June 6, 2025	4.425% Senior Callable Fixed-to-Fixed Rate Notes due 2036	333-287829	November 4, 2025
June 6, 2025	4.943% Senior Callable Fixed-to-Fixed Rate Notes due 2031	333-287829	November 4, 2025
June 6, 2025	Senior Callable Floating Rate Notes due 2031	333-287829	November 4, 2025
June 6, 2025	4.818% Senior Callable Fixed-to-Fixed Rate Notes due 2029	333-287829	June 13, 2025
June 6, 2025	Senior Callable Floating Rate Notes due 2029	333-287829	June 13, 2025
June 6, 2025	6.068% Fixed Rate Reset Dated Subordinated Tier 2 Notes due 2036	333-287829	June 13, 2025
June 7, 2022	5.590% Senior Callable Fixed-to-Fixed Rate Notes due 2035	333-265452	November 26, 2024
June 7, 2022	5.087% Senior Callable Fixed-to-Fixed Rate Notes due 2028	333-265452	November 26, 2024
June 7, 2022	Senior Callable Floating Rate Notes due 2028	333-265452	November 26, 2024
June 7, 2022	5.721% Senior Callable Fixed-to-Fixed Rate Notes due 2030	333-265452	June 5, 2024
June 7, 2022	5.679% Senior Callable Fixed-to-Fixed Rate Notes due 2035	333-265452	January 5, 2024
June 7, 2022	5.462 % Senior Callable Fixed-to-Fixed Rate Notes due 2028	333-265452	January 5, 2024
June 7, 2022	Senior Callable Floating Rate Notes due 2028	333-265452	January 5, 2024
June 7, 2022	5.985% Senior Callable Fixed-to-Fixed Rate Notes due 2027	333-265452	August 7, 2023
June 7, 2022	Senior Callable Floating Rate Notes due 2027	333-265452	August 7, 2023
June 7, 2022	5.871% Senior Callable Fixed-to-Fixed Rate Notes due 2029	333-265452	March 6, 2023
June 7, 2022	7.953% Fixed Rate Reset Subordinated Debt Securities due 2033	333-265452	November 15, 2022
June 7, 2022	4.976% Senior Callable Fixed-to-Fixed Rate Notes due 2033	333-265452	August 11, 2022
June 3, 2019	3.750% Senior Callable Fixed-to-Fixed Rate Notes due 2028	333-231902	March 18, 2022
June 3, 2019	3.369% Fixed Rate Reset Subordinated Debt Securities	333-260953	December 14, 2021
June 3, 2019	1.985% Fixed Rate Reset Subordinated Debt Securities	333-231902	June 15, 2021
June 3, 2019	1.627% Senior Callable Fixed-to-Fixed Rate Notes due 2027	333-231902	March 11, 2021
June 2, 2016	4.550% Senior Notes due 2028	333-211791	August 9, 2018
June 2, 2016	4.375% Senior Notes due 2028	333-211791	March 15, 2018
June 2, 2016	4.344% Subordinated Securities due in 2048	333-211791	January 4, 2018
June 2, 2016	3.574% Senior Notes due in 2028	333-211791	October 31, 2017
June 2, 2016	3.750% Senior Notes due 2027	333-211791	January 4, 2017
June 2, 2016	5.300% Subordinated Securities due 2045	333-214016	November 4, 2016
June 7, 2013	4.650% Subordinated Securities due 2026	333-189150	March 17, 2016

Each of the following descriptions of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes and the relevant indenture thereto, which are available at www.sec.com. Each of the descriptions is organized by each base prospectus and includes the description of notes for each issuance thereunder. References to “accompanying prospectus” refers to the relevant base prospectus for the issuance. To the extent the language in the prospectus supplement modifies language in the base prospectus or there is any inconsistency between the information in the base prospectus and the prospectus supplement, the terms of the prospectus supplement govern.
A.Base Prospectus – dated June 6, 2025:
DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities issued by LBG. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures and any related supplemental indentures establishing such debt securities under which we will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.
References to “debt securities” in this prospectus, mean the senior debt securities and subordinated debt securities that may be issued by LBG. The term “debt securities” does not include the “capital securities” described under “Description of Capital Securities”.
Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The subordinated debt securities of any series will be subordinated obligations. Each indenture for debt securities issued by LBG is a contract between LBG and The Bank of New York Mellon, acting through its London Branch, which will initially act as trustee. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.
General
The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.
The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:
•whether they are senior debt securities or subordinated debt securities;
•their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;
•the price or prices at which they will be issued;
•their maturity date;
•the annual interest rate or rates, or how to calculate the interest rate or rates;
•the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;
•whether the payment of interest can be deferred;

•whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);
•the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;
•the terms of any mandatory or optional redemption, including the amount of any premium;
•any repurchase or sinking fund provisions;
•if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;
•the currency or currencies in which they are denominated and in which we will make any payments;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities;
•provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;
•whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;
•any modifications or additions to the events of default with respect to the debt securities offered;
•any additional subordination terms with respect to the subordinated debt securities offered;
•whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;
•provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;
•any listing on a securities exchange; and
•any other terms of the debt securities.
In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.
Debt securities may bear interest at a fixed rate or a floating rate. We may sell any debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.
Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.
If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments
We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.
Subordinated Debt Securities
Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.
Subordination
Senior Debt Securities
Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Subordinated Debt Securities
Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.
General
As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.
Agreement with Respect to the Exercise of U.K. Bail-in Power
The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts
Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the interest only on the debt securities (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:
•the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;
•except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;
•the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;
•the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;
•the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or
•any combination of the above items,
nor shall Additional Amounts be paid with respect to any interest only on the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of interest on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities
Tax Redemption of Senior Debt Securities
Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:
•in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;
•the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or
•on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.
Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.
Optional Redemption of Senior Debt Securities
The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:
•the redemption date;
•the relevant regular record date or special record date;
•the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;
•the redemption price;
•that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;
•the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and
•the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.
In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.
Redemption of Subordinated Debt Securities
Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.
Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or given its permission in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.
Modification and Waiver
We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:
•change the stated maturity of the principal amount of any debt security;
•reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;
•reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;
•change any obligation to pay Additional Amounts;
•change the currency of payment;
•impair the right to institute suit for the enforcement of any payment due and payable;
•reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);
•modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or
•modify any of the above requirements.
In addition, variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the permission of, or consent from, the PRA.

Events of Default; Default; Limitation of Remedies
Senior Debt Security Event of Default
Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:
•LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG require LBG to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment;
•LBG defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or
•either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).
If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.
Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG whether before or during the winding-up of LBG.

Subordinated Debt Security Events of Default
Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG shall result if either:
•a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.
The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Subordinated Debt Security Event of Default.
If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, any accrued but unpaid payments (or, in the case of original issue discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.
Subordinated Debt Security Defaults
In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:
•any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or
•all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.
If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.
However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.
Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General
Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to LBG and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.
The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.
Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered indemnity or security satisfactory to the trustee in its sole discretion. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.
The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.
We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the applicable indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law
The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.
Notices
All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.
The Trustee
The Bank of New York Mellon, acting through its London Branch, 160 Queen Victoria Street, London EC4V 4LA, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered indemnity or security satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our ordinary shares.
Consent to Service of Process
Under the indentures, LBG irrevocably designates Kelvina Smith, Chief Legal Officer, Lloyds Securities Inc. and Deputy Chief Legal Officer, North America, Lloyds Bank Corporate Markets plc (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES
Form of Debt Securities and Capital Securities; Book-Entry System
General
Unless the relevant prospectus supplement states otherwise, the debt securities and capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or capital securities, as applicable, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.
The debt securities and capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.
Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.
So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or capital securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or capital securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or capital securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or capital securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or capital securities, as applicable.
Payments on Global Securities
Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or capital securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems
DTC, Euroclear and Clearstream Luxembourg have advised us as follows:
DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.
Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.
Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of debt securities and capital securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and capital securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of debt securities and capital securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or capital securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the debt securities and capital securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.
Clearance and Settlement Procedures
DTC. DTC participants that hold debt securities or capital securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Debt securities and capital securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or capital securities, as applicable, will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.
Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities or capital securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.
Debt securities or capital securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading
Trading Between DTC Participants
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading Between Euroclear and/or Clearstream Luxembourg Participants
We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.
Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser
A purchaser of debt securities or capital securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or capital securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or capital securities, as applicable, either against payment or free of payment.
The interests in the debt securities or capital securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or capital securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or capital securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.
Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or capital securities, as applicable, are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or capital securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or capital securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or capital securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or capital securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or capital securities, as applicable, or to receive or make a payment or delivery of the debt securities or capital securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.
Issuance of Definitive Securities
So long as the depositary holds the global securities of a particular series of debt securities or capital securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:
•the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or capital securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;
•we are wound up and we fail to make a payment on the debt securities or capital securities, as applicable, when due; or
•at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or capital securities should be exchanged for definitive debt securities or capital securities, as applicable, of that series in registered form.
Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or capital securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.
Payments in respect of each series of definitive securities and definitive capital securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or capital securities, as applicable. Payments will be made in respect of the debt securities or capital securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or capital securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or capital securities, as applicable, cancel the book-entry debt securities or capital securities, as applicable, of that series, and distribute the definitive debt securities or capital securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.
If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities or capital securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.
1.Prospectus Supplement - 4.425% Senior Callable Fixed-to-Fixed Rate Notes due 2031, 4.943% Senior Callable Fixed-to-Fixed Rate Notes due 2036 and Senior Callable Floating Rate Notes due 2031
DESCRIPTION OF THE SENIOR NOTES
In this prospectus supplement, we refer to the 2031 Fixed Rate Notes and the 2036 Fixed Rate Notes collectively as the “Fixed Rate Notes” and to the Fixed Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.
2031 Fixed Rate Notes
The 2031 Fixed Rate Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on November 4, 2031. The 2031 Fixed Rate Notes bear interest at a fixed annual rate during the initial fixed rate period and at a reset annual rate during the reset fixed rate period, each as described below.
During the initial fixed rate period, interest will accrue from November 4, 2025 on the 2031 Fixed Rate Notes at a fixed rate of 4.425% per annum. Interest accrued on the Senior Notes during the initial fixed rate period will be payable semi-annually in arrear on May 4 and November 4 of each year, commencing on May 4, 2026. We refer to each such interest payment date during the initial fixed rate period as a “fixed rate interest payment date”.
During the reset fixed rate period, interest will accrue on the 2031 Fixed Rate Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the 2031 Fixed Rate Notes Reset Determination Date (as defined below), plus 82 basis points (0.820%). Interest accrued on the 2031 Fixed Rate Notes during the reset fixed rate period will be payable semi-annually in arrear on May 4, 2031 and November 4, 2031. We refer to each such interest payment date during the reset fixed rate period as a “2031 Fixed Rate Notes reset rate interest payment date”, and together with the fixed rate interest payment dates, the “2031 Fixed Rate Notes interest payment dates”.
The “initial fixed rate period” is from, and including, November 4, 2025 to, but excluding, November 4, 2030 (the “2031 Fixed Rate Notes Reset Date”) and the “reset fixed rate period” starts from, and including, the 2031 Fixed Rate Notes Reset Date to, but excluding, November 4, 2031.

The “2031 Fixed Rate Notes Reset Determination Date” will be on the second business day immediately preceding the 2031 Fixed Rate Notes Reset Date.
2036 Fixed Rate Notes
The 2036 Fixed Rate Notes will be issued in an aggregate principal amount of $1,250,000,000 and will mature on November 4, 2036. The 2036 Fixed Rate Notes bear interest at a fixed annual rate during the initial fixed rate period and at a reset annual rate during the reset fixed rate period, each as described below.
During the initial fixed rate period, interest will accrue from November 4, 2025 on the 2036 Fixed Rate Notes at a fixed rate of 4.943% per annum. Interest accrued on the Senior Notes during the initial fixed rate period will be payable semi-annually in arrear on May 4 and November 4 of each year, commencing on May 4, 2026. We refer to each such interest payment date during the initial fixed rate period as a “fixed rate interest payment date”.
During the reset fixed rate period, interest will accrue on the 2036 Fixed Rate Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the 2036 Fixed Rate Notes Reset Determination Date (as defined below), plus 97 basis points (0.970%). Interest accrued on the 2036 Fixed Rate Notes during the reset fixed rate period will be payable semi-annually in arrear on May 4, 2036 and November 4, 2036. We refer to each such interest payment date during the reset fixed rate period as a “2036 Fixed Rate Notes reset rate interest payment date”, and together with the fixed rate interest payment dates, the “2036 Fixed Rate Notes interest payment dates”.
The “initial fixed rate period” is from, and including, November 4, 2025 to, but excluding, November 4, 2035 (the “2036 Fixed Rate Notes Reset Date”) and the “reset fixed rate period” starts from, and including, the 2036 Fixed Rate Notes Reset Date to, but excluding, November 4, 2036.
The “2036 Fixed Rate Notes Reset Determination Date” will be on the second business day immediately preceding the 2036 Fixed Rate Notes Reset Date.
Interest will be paid to holders of record of each series of Fixed Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Fixed Rate Notes interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
Initial Fixed Rate Period
Interest on the Fixed Rate Notes during the initial fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled fixed rate interest payment date, redemption date or maturity date is not a business day, we will pay interest and principal, as applicable, on the next business day, but interest on that payment will not accrue during the period from and after such scheduled fixed rate interest payment date, redemption date or maturity date.
Reset Fixed Rate Period
Interest on the Fixed Rate Notes during the reset fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate for the 2031 Fixed Rate Notes during the reset fixed rate period will be reset on the 2031 Fixed Rate Notes Reset Date. The interest rate for the 2036 Fixed Rate Notes during the reset fixed rate period will be reset on the 2036 Fixed Rate Notes Reset Date. If any scheduled reset rate interest payment date, redemption date or maturity date is not a business day, we will pay interest and principal, as applicable, on the next business day, but interest on that payment will not accrue during the period from and after such scheduled reset rate interest payment date, redemption date or maturity date.

Determination of the U.S. Treasury Rate
The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).
“U.S. Treasury Rate” means, with respect to the 2031 Fixed Rate Notes Reset Date or the 2036 Fixed Rate Notes Reset Date, as applicable, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the 2031 Fixed Rate Notes Reset Determination Date or the 2036 Fixed Rate Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” on the 2031 Fixed Rate Notes Reset Determination Date or the 2036 Fixed Rate Notes Reset Determination Date, as applicable, as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the 2031 Fixed Rate Notes Reset Determination Date or the 2036 Fixed Rate Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2031 Fixed Rate Notes Reset Date or the 2036 Fixed Rate Notes Reset Date, as applicable.
If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the 2031 Fixed Rate Notes Reset Determination Date or the 2036 Fixed Rate Notes Reset Determination Date, as applicable.
“Comparable Treasury Issue” means, with respect to the applicable reset fixed rate period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the applicable reset fixed rate period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.
“Comparable Treasury Price” means, with respect to the 2031 Fixed Rate Notes Reset Date or the 2036 Fixed Rate Notes Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 2031 Fixed Rate Notes Reset Date or the 2036 Fixed Rate Notes Reset Date, as applicable, received by the Issuer (calculated by the Calculation Agent on the 2031 Fixed Rate Notes Reset Determination Date preceding the 2031 Fixed Rate Notes Reset Date or the 2036 Fixed Rate Notes Reset Determination Date preceding the 2036 Fixed Rate Notes Reset Date, as applicable), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Issuer, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Issuer, then such Reference Treasury Dealer Quotation as quoted in writing to the Issuer by a Reference Treasury Dealer.
“Reference Treasury Dealer” means each of up to five banks selected by the Issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and the 2031 Fixed Rate Notes Reset Date and the 2036 Fixed Rate Notes Reset Date, the bid and offered prices obtained by LBG for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 2031 Fixed Rate Notes Reset Determination Date or the 2036 Fixed Rate Notes Reset Determination Date, as applicable.
All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the paying agent and on the holders of the Senior Notes.
All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
The interest rate on each series of Fixed Rate Notes during the reset fixed rate period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.
Floating Rate Notes
    The Floating Rate Notes will be issued in an aggregate principal amount of $300,000,000 and will mature on November 4, 2031. The Floating Rate Notes bear interest at a floating rate from November 4, 2025, as described below.
    The Floating Rate Notes Interest Rate will be equal to the sum of (A) the SOFR Index Average (as defined below), as determined, with respect to each Floating Rate Notes Interest Period (as defined below), on the applicable Floating Rate Notes Interest Determination Date (as defined below), and (B) 1.100% per annum, provided that the Floating Rate Notes Interest Rate with respect to any Floating Rate Notes Interest Period shall be subject to a minimum rate per annum of 0.00% (the “Minimum Rate”), calculated on the basis of a 360-day year and the actual number of days elapsed.
    The first Floating Rate Notes interest payment date (as defined below) will fall on February 4, 2026. Thereafter, interest on the Floating Rate Notes will be paid quarterly in arrear on February 4, May 4, August 4 and November 4 of each year (together with the first Floating Rate Notes interest payment date, each a “Floating Rate Notes interest payment date”). However, if a Floating Rate Notes interest payment date would fall on a day that is not a business day, other than the interest payment date that is also a redemption date or the date of maturity, the Floating Rate Notes interest payment date will be postponed to the next succeeding day that is a business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Notes interest payment date will be the immediately preceding business day. In each such case, except for the Floating Rate Notes interest payment date falling on a redemption date or the maturity date, the Floating Rate Notes Interest Periods and the Floating Rate Notes Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the Floating Rate Notes.
The Floating Rate Notes Interest Rate will be reset on each Floating Rate Notes interest payment date (together with the initial Floating Rate Notes Reset Date, each a “Floating Rate Notes Reset Date”). However, if any Floating Rate Notes Reset Date would otherwise be a day that is not a business day, that Floating Rate Notes Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Notes Reset Date will be the immediately preceding business day.
Interest will be paid to holders of record of the Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Floating Rate Notes interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

    The first interest period will begin on and include November 4, 2025 and will end on and exclude February 4, 2026. Thereafter, the interest periods will be the periods from and including a Floating Rate Notes interest payment date to but excluding the immediately succeeding Floating Rate Notes interest payment date (together with the initial interest period, each a “Floating Rate Notes Interest Period”). However, the final Floating Rate Notes Interest Period will be the period from and including the Floating Rate Notes interest payment date immediately preceding the maturity date to but excluding the maturity date. The Floating Rate Notes interest determination date (“Floating Rate Notes Interest Determination Date”) for each Floating Rate Interest Period will be on the fifth U.S. Government Securities Business Day (as defined below) preceding the applicable Floating Rate Notes interest payment date. If a tax redemption or Loss Absorption Disqualification Event redemption (see “Description of the Senior Notes—Tax Redemption” and “Description of the Senior Notes—Loss Absorption Disqualification Event Redemption” in this prospectus supplement) occurs, the Floating Rate Notes Interest Determination Date will be on the fifth U.S. Government Securities Business Day preceding such tax redemption or Loss Absorption Disqualification Event redemption date, as applicable. “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Calculation of Floating Rate Notes Interest Rate
The Calculation Agent for the Floating Rate Notes is The Bank of New York Mellon, London Branch or its successor appointed by LBG. The Calculation Agent will determine the Floating Rate Notes Interest Rate for each Floating Rate Notes Interest Period by reference to the SOFR Index Average on the applicable Floating Rate Notes Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify LBG and the Trustee (as defined below) of the applicable Floating Rate Notes Interest Rate. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the Floating Rate Notes Interest Rate as determined for the most recent applicable Floating Rate Notes Interest Period.
Subject to the circumstances described under “— SOFR Discontinuation” below, the “SOFR Index Average” for each Floating Rate Notes Interest Period shall be equal to the value of the SOFR rates for each day during the relevant Floating Rate Notes Interest Period as calculated by the Calculation Agent as follows:
with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:
“dc” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;
“SOFR Index” means the SOFR Index in relation to any U.S. Government Securities Business Day as published by the NY Federal Reserve on the NY Federal Reserve’s Website at the SOFR Determination Time;
“SOFR IndexEnd” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the Floating Rate Notes interest payment date relating to such Floating Rate Notes Interest Period (or in the final Floating Rate Notes Interest Period, preceding the maturity date) (such date a “SOFR Index Determination Date”); and
“SOFR IndexStart” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Notes Interest Period (such date a “SOFR Index Determination Date”), and, for the initial Floating Rate Notes Interest Period, the SOFR Index value on October 28, 2025.

Subject to the circumstances described under “— SOFR Discontinuation” below, if the SOFR Index is not published on any relevant SOFR Index Determination Date and a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date has not occurred, the “SOFR Index Average” for such Floating Rate Notes Interest Period shall be calculated by the Calculation Agent on the relevant Floating Rate Notes Interest Determination Date as follows:
with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:
“d” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;
“do” for any SOFR Observation Period, means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;
“i” means a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period;
“ni” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day (“i+1”); and
“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to SOFR in respect of that day “i”.
In connection with the SOFR provisions above, the following definitions apply:
“Bloomberg Screen SOFRRATE Page” means the Bloomberg screen designated “SOFRRATE” or any successor page or service; “NY Federal Reserve” means the Federal Reserve Bank of New York;
“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of SOFR;
“Reuters Page USDSOFR=” means the Reuters page designated “USDSOFR=” or any successor page or service;
“SOFR” means, with respect to any day (including any U.S. Government Securities Business Day), the rate determined by the Calculation Agent, as the case may be, in accordance with the following provisions:
(a)    the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Bloomberg Screen SOFRRATE Page, then the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Reuters Page USDSOFR= or, if no such rate is reported on the Reuters Page USDSOFR=, then the Secured Overnight Financing Rate that appears at the SOFR Determination Time on the NY Federal Reserve’s Website; or

(b)    if the rate specified in (a) above does not appear, the SOFR published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which SOFR was published on the NY Federal Reserve’s Website;
“SOFR Determination Time” means approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the immediately following U.S. Government Securities Business Day; and
“SOFR Observation Period” means, in respect of each Floating Rate Notes Interest Period, the period from (and including) the fifth U.S. Government Securities Business Day preceding the first date in such Floating Rate Notes Interest Period to (but excluding) the fifth U.S. Government Securities Business Day preceding the Floating Rate Notes interest payment date (or in the final Floating Rate Notes Interest Period, preceding the maturity date) for such Floating Rate Notes Interest Period.
SOFR Discontinuation
Notwithstanding the provisions described under “—Calculation of Floating Rate Notes Interest Rate” above, if a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date occurs when any Floating Rate Notes Interest Rate (or any component part thereof) remains to be determined by reference to the SOFR Benchmark in respect of the Floating Rate Notes, then LBG (or its designee) may, at its sole discretion, appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to LBG (or its designee) determining a SOFR Benchmark Replacement and the applicable SOFR Benchmark Replacement Adjustment Spread and any other amendments to the terms of the Floating Rate Notes, in accordance with the provisions below.
In the absence of fraud, LBG (or its designee) and any Independent Adviser appointed pursuant to this section “— SOFR Discontinuation”, as applicable, shall have no liability whatsoever to LBG, the Trustee (as defined below), the Calculation Agent, any paying agent or the holders of the Floating Rate Notes for any determination made by it or for any advice given to LBG (or its designee) in connection with any determination made by LBG (or its designee) pursuant to this section “— SOFR Discontinuation”.
If LBG (or its designee) has not appointed an Independent Adviser in accordance with this section “— SOFR Discontinuation”, LBG (or its designee) may still make any determinations and/or any amendments contemplated by and in accordance with this section “— SOFR Discontinuation” (with the relevant provisions in this section applying mutatis mutandis to allow such determinations or amendments to be made by LBG (or its designee) without consultation with an Independent Adviser). Any determination, decision or election that may be made by LBG (or its designee) pursuant to this section “— SOFR Discontinuation”, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in LBG’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.
Subject to the paragraph below, if LBG (or its designee), following consultation with its Independent Adviser, no later than three business days prior to the Floating Rate Notes Interest Determination Date relating to the next Floating Rate Notes Interest Period (the “Determination Cut-off Date”) determines the SOFR Benchmark Replacement for the purposes of determining the Floating Rate Notes Interest Rate for all future Floating Rate Notes Interest Periods (subject to the subsequent operation of this section “— SOFR Discontinuation” during any other future Floating Rate Notes Interest Periods), then such SOFR Benchmark Replacement shall be the SOFR Benchmark for all future Floating Rate Notes Interest Periods (subject to the subsequent operation of this section during any other future Floating Rate Notes Interest Period(s)).

Notwithstanding the above paragraph, if LBG (or its designee), following consultation with its Independent Adviser, determines prior to the Determination Cut-off Date that no SOFR Benchmark Replacement exists then the relevant Floating Rate Notes Interest Rate shall be determined using the SOFR Benchmark last displayed on the relevant page prior to the relevant Floating Rate Notes Interest Determination Date. This paragraph shall apply to the relevant Floating Rate Notes Interest Period only. Any subsequent Floating Rate Notes Interest Period(s) shall be subject to the subsequent operation of, and adjustment as provided in, this section “— SOFR Discontinuation”.
Promptly following the determination of the SOFR Benchmark Replacement as described in this section “— SOFR Discontinuation”, LBG (or its designee) shall give notice thereof pursuant to this section to the Trustee, the Calculation Agent, any paying agents and the holders of the Floating Rate Notes. For the avoidance of doubt, neither the Trustee, the Calculation Agent nor any paying agents shall have any responsibility for making such determination.
Subject to receipt of notice pursuant to the above paragraph, the Trustee, the Calculation Agent and any paying agents shall, at the direction and expense of LBG, effect such waivers and consequential amendments to the terms and conditions of the Floating Rate Notes, the Indenture and any other document as LBG (or its designee), following consultation with its Independent Adviser, determines may be required to give effect to any application of this section “— SOFR Discontinuation”, including, but not limited to:
(i)    changes to the terms and conditions of the Floating Rate Notes which LBG (or its designee), following consultation with its Independent Adviser, determines may be required in order to follow market practice (determined according to factors including, but not limited to, public statements, opinions and publications of industry bodies and organizations) in relation to such SOFR Benchmark Replacement, including, but not limited to (A) the business day, business day convention, day count fraction, Floating Rate Notes Interest Determination Date and/or any relevant time applicable to the Floating Rate Notes and (B) the method for determining the fallback to the Floating Rate Notes Interest Rate if such SOFR Benchmark Replacement is not available; and
(ii)    any other changes which LBG (or its designee), following consultation with its Independent Adviser, determines are reasonably necessary to ensure the proper operation and comparability to the SOFR Benchmark of such SOFR Benchmark Replacement, which changes shall apply to the Floating Rate Notes for all future Floating Rate Notes Interest Periods (subject to the subsequent operation of this section “— SOFR Discontinuation”). None of the Trustee, the Calculation Agent or any paying agents shall be responsible or liable for any determinations, decisions or elections made by LBG (or its designee) with respect to any waivers or consequential amendments to be effected pursuant to this section “— SOFR Discontinuation” or any other changes and shall be entitled to rely conclusively on any certifications provided to each of them in this regard.
No consent of the holders of the Floating Rate Notes shall be required in connection with effecting the relevant SOFR Benchmark Replacement as described in this section or such other relevant adjustments pursuant to this section, including for the execution of, or amendment to, any documents or the taking of other steps by LBG (or its designee) or any of the parties to the Indenture or Calculation Agent Agreement (if required).
By its acquisition of the Floating Rate Notes, each holder and beneficial owner of the Floating Rate Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, LBG’s (or its designee’s) determination of the SOFR Benchmark Replacement, as contemplated by this section “— SOFR Discontinuation”, and to any amendment or alteration of the terms and conditions of the Floating Rate Notes, including an amendment of the amount of interest due on the Floating Rate Notes, as may be required in order to give effect to this section “— SOFR Discontinuation”, without the need for any further consent from the holders of the Floating Rate Notes. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to give effect to the SOFR Benchmark Replacement or any application of this section “— SOFR Discontinuation”.

By its acquisition of the Floating Rate Notes, each holder and beneficial owner of the Floating Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent nor any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “— SOFR Discontinuation” or any losses suffered in connection therewith.
Notwithstanding any other provision of this section “— SOFR Discontinuation”, no SOFR Benchmark Replacement will be adopted, nor will the SOFR Benchmark Replacement Adjustment (as applicable) be applied, nor will any other amendments to the terms and conditions of the Floating Rate Notes be made, if and to the extent that, in the determination of LBG , the same could reasonably be expected to result in the exclusion of the Floating Rate Notes (in whole or in part) from LBG’s and/or its subsidiaries’ minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or its subsidiaries and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.
“Corresponding Tenor” with respect to a SOFR Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current SOFR Benchmark;
“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by LBG under this section “— SOFR Discontinuation”;
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor;
“ISDA Definitions” means the 2006 ISDA Definitions, as published by ISDA, as amended, supplemented or replaced from time to time;
“ISDA Fallback Rate” means the rate to be effective upon the occurrence of a SOFR Index Cessation Event according to (and as defined in) the ISDA Definitions, where such rate may have been adjusted for an overnight tenor, but without giving effect to any additional spread adjustment to be applied according to such ISDA Definitions;
“ISDA Spread Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that shall have been selected by ISDA as the spread adjustment that would apply to the ISDA Fallback Rate;
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve, or any successor.
“SOFR Benchmark” means, initially, the SOFR Index Average, provided that if a SOFR Benchmark Event has occurred with respect to the SOFR Index Average or the then-current SOFR Benchmark, then “SOFR Benchmark” means the applicable SOFR Benchmark Replacement;
“SOFR Benchmark Event” means the occurrence of one or more of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):
(1)    a public statement or publication of information by or on behalf of the administrator of the SOFR Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the SOFR Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark (or such component), the central bank for the currency of the SOFR Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the SOFR Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the SOFR Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the SOFR Benchmark (or such component), which states that the administrator of the SOFR Benchmark (or such component) has ceased or will cease to provide the SOFR Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark announcing that the SOFR Benchmark is no longer representative;
“SOFR Benchmark Replacement” means the first alternative set forth in the order below that can be determined by LBG, following consultation with its Independent Adviser:
(a)    the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor and (b) the SOFR Benchmark Replacement Adjustment;
(b)    the sum of (a) the ISDA Fallback Rate and (b) the SOFR Benchmark Replacement Adjustment; or
(c)    the sum of (a) the alternate rate that has been selected by LBG, in consultation with the Independent Adviser, as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current SOFR Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the SOFR Benchmark Replacement Adjustment;
“SOFR Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by LBG, following consultation with its Independent Adviser:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted SOFR Benchmark Replacement;
(b)    if the applicable Unadjusted SOFR Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Spread Adjustment;
(c)    the spread adjustment (which may be a positive or negative value or zero) determined by LBG, following consultation with its Independent Adviser, giving due consideration to any industry accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current SOFR Benchmark with the applicable Unadjusted SOFR Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;
“SOFR Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):
(1)    in the case of clause (1) or (2) of the definition of “SOFR Benchmark Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the SOFR Benchmark permanently or indefinitely ceases to provide the SOFR Benchmark (or such component); or
(2)    in the case of clause (3) of the definition of “SOFR Benchmark Event,” the date of the public statement or publication of information referenced therein; and
“Unadjusted SOFR Benchmark Replacement” means the SOFR Benchmark Replacement excluding the applicable SOFR Benchmark Replacement Adjustment.

General
The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.
Each of the 2031 Fixed Rate Notes, the 2036 Fixed Rate Notes and the Floating Rate Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”), as supplemented by a Twenty-Second Supplemental Indenture to be dated as of November 4, 2025 (the “Twenty-Second Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee, The Bank of New York Mellon, London Branch as paying agent and The Bank of New York Mellon SA/NV, Dublin Branch, as senior debt security registrar. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
The Bank of New York Mellon, London Branch is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
We will issue the Senior Notes in fully registered form. Each series of Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on November 4, 2025. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.
Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.
Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.
A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.
All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” below, no additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.
Optional Redemption
On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of a series of Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem that series of Senior Notes, in whole, but not in part, on November 4, 2030 for the 2031 Fixed Rate Notes and the Floating Rate Notes and, in whole, but not in part, on November 4, 2035 for the 2036 Fixed Rate Notes, at a redemption price equal to 100% of the principal amount of such series of Senior Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “redemption date”).
Agreement with Respect to the Exercise of U.K. Bail-in Power
Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.
According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Senior Notes would be treated equally in respect of the exercise of any U.K. bail-in power with all other claims that would rank pari passu with the Senior Notes upon an insolvency of LBG.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors― Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority”.
Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Senior Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes will be a Senior Notes Default or a Senior Notes Event of Default for any purpose.
LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as supplemented by the Twenty-Second Supplemental Indenture) shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Senior Notes.
By purchasing or acquiring Senior Notes, each holder and each beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, and (b) neither the Senior Indenture nor the Twenty-Second Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.
By purchasing or acquiring the Senior Notes, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.
Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by us in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.
For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies
Events of Default
An “Event of Default” with respect to a series of Senior Notes shall result if:
•a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•an effective shareholders’ resolution is validly adopted,
for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.
If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding notes of such series of Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and accrued but unpaid interest thereon, if any, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding notes of such series of Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.
Defaults
A “Default” with respect to a series of Senior Notes shall result if:
•any installment of interest in respect of the Senior Notes of such series is not paid on or before its interest payment date and such failure continues for 14 days; or
•all or any part of the principal of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.
If a Default occurs with respect to a series of Senior Notes, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, the outstanding Senior Notes of any series to be due and payable.

However, a failure to make any payment on a series of Senior Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the Trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.
During the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of such series of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes of such series prior to any date on which the principal of, or any interest on, the Senior Notes of such series would have otherwise been payable by LBG.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to such series of Senior Notes.
General
The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of such series of Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.
The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of a series of Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.
We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five business days of a written request from the Trustee.

Additional Issuances
We may, without the consent of the holders of a series of Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as such series of Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series of Senior Notes described in this prospectus supplement and are issued with the same CUSIP, Common Code and/or ISIN number or numbers as the outstanding Senior Notes of the relevant series must be fungible with the outstanding Senior Notes of that series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.
Tax Redemption
In addition to our right to redeem each series of Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after November 4, 2025:
•in making any payments on the Senior Notes of the relevant series, we have paid or will or would on the next payment date be required to pay additional amounts;
•payments on the next payment date in respect of the Senior Notes of the relevant series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
•on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.
In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with accrued but unpaid interest thereon, if any, to the date of redemption.
If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes of any series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.
Loss Absorption Disqualification Event Redemption
We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of a series of Senior Notes outstanding at any time at 100% of their principal amount together with accrued but unpaid interest thereon, if any, to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred with respect to a series of Senior Notes if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinion of the Relevant Regulator and/or the relevant U.K. resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.
“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the relevant U.K. resolution authority and/or the Financial Stability Board then applicable in the United Kingdom including, without limitation to the generality of the foregoing, any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted or applied by the Relevant Regulator and/or the relevant U.K. resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).
Conditions to redemption and purchase, etc.
Any redemption or purchase of a series of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of a series of Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.
“Relevant Regulator” means the relevant U.K. resolution authority or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to resolution matters.
Payment of Additional Amounts
Amounts to be paid on the Senior Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, or fees imposed, levied, collected, withheld or assessed by or on behalf of a U.K. taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to interest only on the Senior Notes (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the holders of the Senior Notes, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:
•the holder or the beneficial owner of the relevant Senior Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of the relevant Senior Note, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, the relevant Senior Note;

•except in the case of a winding up in the United Kingdom, the relevant Senior Notes are presented (where presentation is required) for payment in the United Kingdom;
•the relevant Senior Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Senior Notes for payment at the close of that 30 day period;
•the holder or the beneficial owner of the relevant Senior Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the relevant Senior Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;
•the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471- 1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or
•any combination of the above items,
nor shall Additional Amounts be paid with respect to any interest only on the Senior Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.
Whenever we refer in this prospectus supplement, in any context, to the payment of interest on, or in respect of, any Senior Note, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Waiver of Right to Set-Off
Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation or retention with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, counterclaim, combination of accounts, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.
Trustee; Direction of Trustee
LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as supplemented by the Twenty-Second Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, and (b) neither the Senior Indenture nor the Twenty-Second Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.
In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.
The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.
Subsequent Holders’ Agreement
Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes including in relation to the U.K. bail-in power.
Listing
We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.
Governing Law
The Senior Indenture, the Twenty-Second Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as the Indenture specifies, the provisions relating to the waiver of set-off in the Indenture are governed by and construed in accordance with Scots law.

2.Prospectus Supplement - 4.818% Senior Callable Fixed-to-Fixed Rate Notes due 2029, Senior Callable Floating Rate Notes due 2029, and 6.068% Fixed Rate Reset Dated Subordinated Tier 2 Notes due 2036
DESCRIPTION OF THE NOTES
In this prospectus supplement, we refer to the Senior Notes and the Subordinated Notes collectively as the “Notes”. The following is a summary of certain terms of the Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.
Senior Notes
Senior Fixed Rate Notes
The Senior Fixed Rate Notes will be issued in an aggregate principal amount of $1,250,000,000 and will mature on June 13, 2029. The Senior Fixed Rate Notes bear interest at a fixed annual rate during the Senior Fixed Rate Notes initial fixed rate period and at a reset annual rate during the Senior Fixed Rate Notes reset fixed rate period, each as described below.
During the Senior Fixed Rate Notes initial fixed rate period, interest will accrue from June 13, 2025 on the Senior Fixed Rate Notes at a fixed rate of 4.818% per annum. Interest accrued on the Senior Fixed Rate Notes during the Senior Fixed Rate Notes initial fixed rate period will be payable semi-annually in arrears on June 13 and December 13 of each year, commencing on December 13, 2025. We refer to each such interest payment date during the Senior Fixed Rate Notes initial fixed rate period as a “Senior Fixed Rate Notes fixed rate interest payment date”.
During the Senior Fixed Rate Notes reset fixed rate period, interest will accrue on the Senior Fixed Rate Notes at a fixed annual rate equal to the Senior Fixed Rate Notes U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the Senior Notes Fixed Rate Reset Determination Date (as defined below), plus 83 basis points (0.830%). Interest accrued on the Senior Fixed Rate Notes during the Senior Fixed Rate Notes reset fixed rate period will be payable semi-annually in arrears on December 13, 2028 and June 13, 2029. We refer to each such Senior Fixed Rate Notes interest payment date during the Senior Fixed Rate Notes reset fixed rate period as a “Senior Fixed Rate Notes reset rate interest payment date”, and together with the Senior Fixed Rate Notes fixed rate interest payment dates, the “Senior Fixed Rate Notes interest payment dates”.
The “Senior Fixed Rate Notes initial fixed rate period” is from, and including, June 13, 2025 to, but excluding, June 13, 2028 (the “Senior Fixed Rate Notes Reset Date”) and the “Senior Fixed Rate Notes reset fixed rate period” starts from, and including, the Senior Fixed Rate Notes Reset Date to, but excluding, June 13, 2029.
The “Senior Fixed Rate Notes Reset Determination Date” will be on the second business day immediately preceding the Senior Fixed Rate Notes Reset Date.
Interest will be paid to holders of record of the Senior Fixed Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Senior Fixed Rate Notes interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Senior Fixed Rate Notes Initial Fixed Rate Period
Interest on the Senior Fixed Rate Notes during the Senior Fixed Rate Notes initial fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Senior Fixed Rate Notes fixed rate interest payment date, redemption date or maturity date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled Senior Fixed Rate Notes fixed rate interest payment date, redemption date or maturity date.
Senior Fixed Rate Notes Reset Fixed Rate Period
Interest on the Senior Fixed Rate Notes during the Senior Fixed Rate Notes reset fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate for the Senior Fixed Rate Notes during the Senior Fixed Rate Notes reset fixed rate period will be reset on the Senior Fixed Rate Notes Reset Date. If any scheduled Senior Fixed Rate Notes reset rate interest payment date, redemption date or maturity date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled Senior Fixed Rate Notes reset rate interest payment date, redemption date or maturity date.
Determination of the Senior Fixed Rate Notes U.S. Treasury Rate
The Senior Fixed Rate Notes U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).
The “Senior Fixed Rate Notes U.S. Treasury Rate” means the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Senior Fixed Rate Notes Reset Determination Date, and appearing under the caption “Treasury constant maturities” on the Senior Fixed Rate Notes Reset Determination Date, as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “Senior Fixed Rate Notes U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Senior Fixed Rate Notes Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Senior Fixed Rate Notes Comparable Treasury Issue, calculated using a price for the Senior Fixed Rate Notes Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Senior Fixed Rate Notes Comparable Treasury Price for the Senior Fixed Rate Notes Reset Date.
If the Senior Fixed Rate Notes U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, the “Senior Fixed Rate Notes U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Senior Fixed Rate Notes Reset Determination Date.

“Senior Fixed Rate Notes Comparable Treasury Issue” means, with respect to the Senior Fixed Rate Notes reset fixed rate period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the Senior Fixed Rate Notes reset fixed rate period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.
“Senior Fixed Rate Notes Comparable Treasury Price” means (i) the arithmetic average of the Senior Fixed Rate Notes Reference Treasury Dealer Quotations for the Senior Fixed Rate Notes Reset Date, received by the Issuer (calculated by the Calculation Agent on the Senior Fixed Rate Notes Reset Determination Date preceding the Senior Fixed Rate Notes Reset Date), after excluding the highest and lowest such Senior Fixed Rate Notes Reference Treasury Dealer Quotations, or (ii) if fewer than five such Senior Fixed Rate Notes Reference Treasury Dealer Quotations are received by the Issuer, the arithmetic average of all such quotations, or (iii) if fewer than two such Senior Fixed Rate Notes Reference Treasury Dealer Quotations are received by the Issuer, then such Senior Fixed Rate Notes Reference Treasury Dealer Quotation as quoted in writing to the Issuer by a Senior Fixed Rate Notes Reference Treasury Dealer.
“Senior Fixed Rate Notes Reference Treasury Dealer” means each of up to five banks selected by the Issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.
“Senior Fixed Rate Notes Reference Treasury Dealer Quotations” means, with respect to each Senior Fixed Rate Notes Reference Treasury Dealer and the Senior Fixed Rate Notes Reset Date, the bid and offered prices obtained by LBG for the Senior Fixed Rate Notes Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Senior Fixed Rate Notes Reset Determination Date.
All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the paying agent and on the holders of the Senior Notes.
All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
The interest rate on the Senior Fixed Rate Notes during the Senior Fixed Rate Notes reset fixed rate period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.
Senior Floating Rate Notes
    The Senior Floating Rate Notes will be issued in an aggregate principal amount of $500,000,000 and will mature on June 13, 2029. The Senior Floating Rate Notes bear interest at a floating rate from June 13, 2025, as described below.
    The Senior Floating Rate Notes Interest Rate will be equal to the sum of (A) the SOFR Index Average (as defined below), as determined, with respect to each Senior Floating Rate Notes Interest Period (as defined below), on the applicable Senior Floating Rate Notes Interest Determination Date (as defined below), and (B) 1.060% per annum, provided that the Senior Floating Rate Notes Interest Rate with respect to any Senior Floating Rate Notes Interest Period shall be subject to a minimum rate per annum of 0.00% (the “Minimum Rate”), calculated on the basis of a 360-day year and the actual number of days elapsed.

The first Senior Floating Rate Notes interest payment date (as defined below) will fall on September 13, 2025. Thereafter, interest on the Senior Floating Rate Notes will be paid quarterly in arrears on March 13, June 13, September 13 and December 13 of each year (together with the first Senior Floating Rate Notes interest payment date, each a “Senior Floating Rate Notes interest payment date”). However, if a Senior Floating Rate Notes interest payment date would fall on a day that is not a business day, other than the interest payment date that is also a redemption date or the date of maturity, the Senior Floating Rate Notes interest payment date will be postponed to the next succeeding day that is a business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, the applicable Senior Floating Rate Notes interest payment date will be the immediately preceding business day. In each such case, except for the Senior Floating Rate Notes interest payment date falling on a redemption date or the maturity date, the Senior Floating Rate Notes Interest Periods and the Senior Floating Rate Notes Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the Senior Floating Rate Notes.
The Senior Floating Rate Notes Interest Rate will be reset on each Senior Floating Rate Notes interest payment date (together with the initial Senior Floating Rate Notes Reset Date, each a “Senior Floating Rate Notes Reset Date”). However, if any Senior Floating Rate Notes Reset Date would otherwise be a day that is not a business day, that Senior Floating Rate Notes Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Senior Floating Rate Notes Reset Date will be the immediately preceding business day.
Interest will be paid to holders of record of the Senior Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Senior Floating Rate Notes interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
    The first interest period will begin on and include June 13, 2025 and will end on and exclude September 13, 2025. Thereafter, the interest periods will be the periods from and including a Senior Floating Rate Notes interest payment date to but excluding the immediately succeeding Senior Floating Rate Notes interest payment date (together with the initial interest period, each a “Senior Floating Rate Notes Interest Period”). However, the final Senior Floating Rate Notes Interest Period will be the period from and including the Senior Floating Rate Notes interest payment date immediately preceding the maturity date to but excluding the maturity date. The Senior Floating Rate Notes interest determination date (“Senior Floating Rate Notes Interest Determination Date”) for each Senior Floating Rate Interest Period will be on the fifth U.S. Government Securities Business Day (as defined below) preceding the applicable Senior Floating Rate Notes interest payment date. If a tax redemption or Loss Absorption Disqualification Event redemption (see “Description of the Senior Notes—Tax Redemption” and “Description of the Senior Notes—Loss Absorption Disqualification Event Redemption” in this prospectus supplement) occurs, the Senior Floating Rate Notes Interest Determination Date will be on the fifth U.S. Government Securities Business Day preceding such tax redemption or Loss Absorption Disqualification Event redemption date, as applicable. “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Calculation of Senior Floating Rate Notes Interest Rate
The Calculation Agent for the Senior Floating Rate Notes is The Bank of New York Mellon, London Branch or its successor appointed by LBG. The Calculation Agent will determine the Senior Floating Rate Notes Interest Rate for each Senior Floating Rate Notes Interest Period by reference to the SOFR Index Average on the applicable Senior Floating Rate Notes Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify LBG and the Trustee (as defined below) of the applicable Senior Floating Rate Notes Interest Rate. Upon the request of the holder of any Senior Floating Rate Note, the Calculation Agent will provide the Senior Floating Rate Notes Interest Rate as determined for the most recent applicable Senior Floating Rate Notes Interest Period.

Subject to the circumstances described under “— SOFR Discontinuation” below, the “SOFR Index Average” for each Senior Floating Rate Notes Interest Period shall be equal to the value of the SOFR rates for each day during the relevant Senior Floating Rate Notes Interest Period as calculated by the Calculation Agent as follows:
with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:
“dc” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;
“SOFR Index” means the SOFR Index in relation to any U.S. Government Securities Business Day as published by the NY Federal Reserve on the NY Federal Reserve’s Website at the SOFR Determination Time;
“SOFR IndexEnd” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the Senior Floating Rate Notes interest payment date relating to such Senior Floating Rate Notes Interest Period (or in the final Senior Floating Rate Notes Interest Period, preceding the maturity date) (such date a “SOFR Index Determination Date”); and
“SOFR IndexStart” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the first date of the relevant Senior Floating Rate Notes Interest Period (such date a “SOFR Index Determination Date”), and, for the initial Senior Floating Rate Notes Interest Period, the SOFR Index value on June 10, 2025.
Subject to the circumstances described under “— SOFR Discontinuation” below, if the SOFR Index is not published on any relevant SOFR Index Determination Date and a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date has not occurred, the “SOFR Index Average” for such Senior Floating Rate Notes Interest Period shall be calculated by the Calculation Agent on the relevant Senior Floating Rate Notes Interest Determination Date as follows:
with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:
“d” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;
“do” for any SOFR Observation Period, means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;
“i” means a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period;
“ni” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day (“i+1”); and
“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to SOFR in respect of that day “i”.

In connection with the SOFR provisions above, the following definitions apply:
“Bloomberg Screen SOFRRATE Page” means the Bloomberg screen designated “SOFRRATE” or any successor page or service; “NY Federal Reserve” means the Federal Reserve Bank of New York;
“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of SOFR;
“Reuters Page USDSOFR=” means the Reuters page designated “USDSOFR=” or any successor page or service;
“SOFR” means, with respect to any day (including any U.S. Government Securities Business Day), the rate determined by the Calculation Agent, as the case may be, in accordance with the following provisions:
(a)    the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Bloomberg Screen SOFRRATE Page, then the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Reuters Page USDSOFR= or, if no such rate is reported on the Reuters Page USDSOFR=, then the Secured Overnight Financing Rate that appears at the SOFR Determination Time on the NY Federal Reserve’s Website; or
(b)    if the rate specified in (a) above does not appear, the SOFR published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which SOFR was published on the NY Federal Reserve’s Website;
“SOFR Determination Time” means approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the immediately following U.S. Government Securities Business Day; and
“SOFR Observation Period” means, in respect of each Senior Floating Rate Notes Interest Period, the period from (and including) the fifth U.S. Government Securities Business Day preceding the first date in such Senior Floating Rate Notes Interest Period to (but excluding) the fifth U.S. Government Securities Business Day preceding the Senior Floating Rate Notes interest payment date (or in the final Senior Floating Rate Notes Interest Period, preceding the maturity date) for such Senior Floating Rate Notes Interest Period.
SOFR Discontinuation
Notwithstanding the provisions described under “—Calculation of Senior Floating Rate Notes Interest Rate” above, if a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date occurs when any Senior Floating Rate Notes Interest Rate (or any component part thereof) remains to be determined by reference to the SOFR Benchmark in respect of the Senior Floating Rate Notes, then LBG (or its designee) may, at its sole discretion, appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to LBG (or its designee) determining a SOFR Benchmark Replacement and the applicable SOFR Benchmark Replacement Adjustment Spread and any other amendments to the terms of the Senior Floating Rate Notes, in accordance with the provisions below.
In the absence of fraud, LBG (or its designee) and any Independent Adviser appointed pursuant to this section “— SOFR Discontinuation”, as applicable, shall have no liability whatsoever to LBG, the Trustee (as defined below), the Calculation Agent, any paying agent or the holders of the Senior Floating Rate Notes for any determination made by it or for any advice given to LBG (or its designee) in connection with any determination made by LBG (or its designee) pursuant to this section “— SOFR Discontinuation”.

If LBG (or its designee) has not appointed an Independent Adviser in accordance with this section “— SOFR Discontinuation”, LBG (or its designee) may still make any determinations and/or any amendments contemplated by and in accordance with this section “— SOFR Discontinuation” (with the relevant provisions in this section applying mutatis mutandis to allow such determinations or amendments to be made by LBG (or its designee) without consultation with an Independent Adviser). Any determination, decision or election that may be made by LBG (or its designee) pursuant to this section “— SOFR Discontinuation”, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in LBG’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Senior Floating Rate Notes, shall become effective without consent from the holders of the Senior Floating Rate Notes or any other party.
Subject to the paragraph below, if LBG (or its designee), following consultation with its Independent Adviser, no later than three business days prior to the Senior Floating Rate Notes Interest Determination Date relating to the next Senior Floating Rate Notes Interest Period (the “Determination Cut-off Date”) determines the SOFR Benchmark Replacement for the purposes of determining the Senior Floating Rate Notes Interest Rate for all future Senior Floating Rate Notes Interest Periods (subject to the subsequent operation of this section “— SOFR Discontinuation” during any other future Senior Floating Rate Notes Interest Periods), then such SOFR Benchmark Replacement shall be the SOFR Benchmark for all future Senior Floating Rate Notes Interest Periods (subject to the subsequent operation of this section during any other future Senior Floating Rate Notes Interest Period(s)).
Notwithstanding the above paragraph, if LBG (or its designee), following consultation with its Independent Adviser, determines prior to the Determination Cut-off Date that no SOFR Benchmark Replacement exists then the relevant Senior Floating Rate Notes Interest Rate shall be determined using the SOFR Benchmark last displayed on the relevant page prior to the relevant Senior Floating Rate Notes Interest Determination Date. This paragraph shall apply to the relevant Senior Floating Rate Notes Interest Period only. Any subsequent Senior Floating Rate Notes Interest Period(s) shall be subject to the subsequent operation of, and adjustment as provided in, this section “— SOFR Discontinuation”.
Promptly following the determination of the SOFR Benchmark Replacement as described in this section “— SOFR Discontinuation”, LBG (or its designee) shall give notice thereof pursuant to this section to the Trustee, the Calculation Agent, any paying agents and the holders of the Senior Floating Rate Notes. For the avoidance of doubt, neither the Trustee, the Calculation Agent nor any paying agents shall have any responsibility for making such determination.
Subject to receipt of notice pursuant to the above paragraph, the Trustee, the Calculation Agent and any paying agents shall, at the direction and expense of LBG, effect such waivers and consequential amendments to the terms and conditions of the Senior Floating Rate Notes, the Indenture and any other document as LBG (or its designee), following consultation with its Independent Adviser, determines may be required to give effect to any application of this section “— SOFR Discontinuation”, including, but not limited to:
(i)    changes to the terms and conditions of the Senior Floating Rate Notes which LBG (or its designee), following consultation with its Independent Adviser, determines may be required in order to follow market practice (determined according to factors including, but not limited to, public statements, opinions and publications of industry bodies and organizations) in relation to such SOFR Benchmark Replacement, including, but not limited to (A) the business day, business day convention, day count fraction, Senior Floating Rate Notes Interest Determination Date and/or any relevant time applicable to the Senior Floating Rate Notes and (B) the method for determining the fallback to the Senior Floating Rate Notes Interest Rate if such SOFR Benchmark Replacement is not available; and

(ii)    any other changes which LBG (or its designee), following consultation with its Independent Adviser, determines are reasonably necessary to ensure the proper operation and comparability to the SOFR Benchmark of such SOFR Benchmark Replacement, which changes shall apply to the Senior Floating Rate Notes for all future Senior Floating Rate Notes Interest Periods (subject to the subsequent operation of this section “— SOFR Discontinuation”). None of the Trustee, the Calculation Agent or any paying agents shall be responsible or liable for any determinations, decisions or elections made by LBG (or its designee) with respect to any waivers or consequential amendments to be effected pursuant to this section “— SOFR Discontinuation” or any other changes and shall be entitled to rely conclusively on any certifications provided to each of them in this regard.
No consent of the holders of the Senior Floating Rate Notes shall be required in connection with effecting the relevant SOFR Benchmark Replacement as described in this section or such other relevant adjustments pursuant to this section, including for the execution of, or amendment to, any documents or the taking of other steps by LBG (or its designee) or any of the parties to the Indenture or Calculation Agent Agreement (if required).
By its acquisition of the Senior Floating Rate Notes, each holder and beneficial owner of the Senior Floating Rate Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, LBG’s (or its designee’s) determination of the SOFR Benchmark Replacement, as contemplated by this section “— SOFR Discontinuation”, and to any amendment or alteration of the terms and conditions of the Senior Floating Rate Notes, including an amendment of the amount of interest due on the Senior Floating Rate Notes, as may be required in order to give effect to this section “— SOFR Discontinuation”, without the need for any further consent from the holders of the Senior Floating Rate Notes. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to give effect to the SOFR Benchmark Replacement or any application of this section “— SOFR Discontinuation”.
By its acquisition of the Senior Floating Rate Notes, each holder and beneficial owner of the Senior Floating Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent nor any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “— SOFR Discontinuation” or any losses suffered in connection therewith.
Notwithstanding any other provision of this section “— SOFR Discontinuation”, no SOFR Benchmark Replacement will be adopted, nor will the SOFR Benchmark Replacement Adjustment (as applicable) be applied, nor will any other amendments to the terms and conditions of the Senior Floating Rate Notes be made, if and to the extent that, in the determination of LBG , the same could reasonably be expected to result in the exclusion of the Senior Floating Rate Notes (in whole or in part) from LBG’s and/or its subsidiaries’ minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or its subsidiaries and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.
“Corresponding Tenor” with respect to a SOFR Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current SOFR Benchmark;
“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by LBG under this section “— SOFR Discontinuation”;
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor;
“ISDA Definitions” means the 2006 ISDA Definitions, as published by ISDA, as amended, supplemented or replaced from time to time;

“ISDA Fallback Rate” means the rate to be effective upon the occurrence of a SOFR Index Cessation Event according to (and as defined in) the ISDA Definitions, where such rate may have been adjusted for an overnight tenor, but without giving effect to any additional spread adjustment to be applied according to such ISDA Definitions;
“ISDA Spread Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that shall have been selected by ISDA as the spread adjustment that would apply to the ISDA Fallback Rate;
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve, or any successor.
“SOFR Benchmark” means, initially, the SOFR Index Average, provided that if a SOFR Benchmark Event has occurred with respect to the SOFR Index Average or the then-current SOFR Benchmark, then “SOFR Benchmark” means the applicable SOFR Benchmark Replacement;
“SOFR Benchmark Event” means the occurrence of one or more of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):
(1)    a public statement or publication of information by or on behalf of the administrator of the SOFR Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the SOFR Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark (or such component), the central bank for the currency of the SOFR Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the SOFR Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the SOFR Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the SOFR Benchmark (or such component), which states that the administrator of the SOFR Benchmark (or such component) has ceased or will cease to provide the SOFR Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark announcing that the SOFR Benchmark is no longer representative;
“SOFR Benchmark Replacement” means the first alternative set forth in the order below that can be determined by LBG, following consultation with its Independent Adviser:
(a)    the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor and (b) the SOFR Benchmark Replacement Adjustment;
(b)    the sum of (a) the ISDA Fallback Rate and (b) the SOFR Benchmark Replacement Adjustment; or
(c)    the sum of (a) the alternate rate that has been selected by LBG, in consultation with the Independent Adviser, as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current SOFR Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the SOFR Benchmark Replacement Adjustment;
“SOFR Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by LBG, following consultation with its Independent Adviser:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted SOFR Benchmark Replacement;
(b)    if the applicable Unadjusted SOFR Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Spread Adjustment;
(c)    the spread adjustment (which may be a positive or negative value or zero) determined by LBG, following consultation with its Independent Adviser, giving due consideration to any industry accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current SOFR Benchmark with the applicable Unadjusted SOFR Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;
“SOFR Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):
(1)    in the case of clause (1) or (2) of the definition of “SOFR Benchmark Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the SOFR Benchmark permanently or indefinitely ceases to provide the SOFR Benchmark (or such component); or
(2)    in the case of clause (3) of the definition of “SOFR Benchmark Event,” the date of the public statement or publication of information referenced therein; and
“Unadjusted SOFR Benchmark Replacement” means the SOFR Benchmark Replacement excluding the applicable SOFR Benchmark Replacement Adjustment.
General
The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.
Each series of Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (the “Senior Base Indenture”) between us as Issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”), as supplemented by a Twenty-First Senior Supplemental Indenture to be dated as of June 13, 2025 (the “Twenty-First Senior Supplemental Indenture” and, together with the Senior Base Indenture, the “Senior Indenture”) between us as Issuer and the Trustee, The Bank of New York Mellon, London Branch as paying agent and The Bank of New York Mellon SA/NV, Dublin Branch, as senior debt security registrar. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
The Bank of New York Mellon, London Branch is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
We will issue the Senior Notes in fully registered form. Each series of Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on June 13, 2025. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.
Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.
Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.
A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.
All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” below, no additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.
Optional Redemption
On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of a series of Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem that series of Senior Notes, in whole, but not in part, on June 13, 2028, at a redemption price equal to 100% of the principal amount of such series of Senior Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “Senior Notes redemption date”).
Agreement with Respect to the Exercise of U.K. Bail-in Power
Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.
According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Senior Notes would be treated equally in respect of the exercise of any U.K. bail-in power with all other claims that would rank pari passu with the Senior Notes upon an insolvency of LBG.
No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors― Under the terms of the Notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority”.
Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Senior Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes will be a Senior Notes Default or a Senior Notes Event of Default for any purpose.
LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Base Indenture (as supplemented by the Twenty-First Senior Supplemental Indenture) shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Senior Notes.
By purchasing or acquiring Senior Notes, each holder and each beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Base Indenture, and (b) neither the Senior Base Indenture nor the Twenty-First Senior Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior

Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Senior Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.
By purchasing or acquiring the Senior Notes, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.
Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by us in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.
For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Notes”.
Events of Default; Default; Limitation of Remedies
Senior Notes Events of Default
A “Senior Notes Event of Default” with respect to a series of Senior Notes shall result if:
•a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•an effective shareholders’ resolution is validly adopted,
for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.
If a Senior Notes Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding notes of such series of Senior Notes may declare to be due and payable immediately in accordance with the terms of the Senior Indenture the principal amount of, and accrued but unpaid interest thereon, if any, and any Senior Notes Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding notes of such series of Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Senior Notes Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.
Defaults
A “Senior Notes Default” with respect to a series of Senior Notes shall result if:
•any installment of interest in respect of the Senior Notes of such series is not paid on or before its interest payment date and such failure continues for 14 days; or
•all or any part of the principal of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Senior Notes Default occurs with respect to a series of Senior Notes, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, the outstanding Senior Notes of any series to be due and payable.
However, a failure to make any payment on a series of Senior Notes shall not be a Senior Notes Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the Trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Senior Notes Default in respect of a payment of interest) or seven days (in the case of a Senior Notes Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.
During the continuance of a Senior Notes Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of such series of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes of such series prior to any date on which the principal of, or any interest on, the Senior Notes of such series would have otherwise been payable by LBG.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to such series of Senior Notes.
General
The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Senior Notes Event of Default or Senior Notes Default in respect of such series, except a Senior Notes Event of Default or Senior Notes Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Senior Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.
Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, if a Senior Notes Event of Default or a Senior Notes Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of such series of Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Senior Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Senior Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.
The Senior Indenture provides that the Trustee will, within 90 days after the occurrence of a Senior Notes Event of Default or a Senior Notes Default, give to each holder of a series of Senior Notes notice of the Senior Notes Event of Default or Senior Notes Default known to it, unless the Senior Notes Event of Default or Senior Notes Default,

has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.
We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Senior Indenture (i) annually, and (ii) within five business days of a written request from the Trustee.
Additional Issuances
We may, without the consent of the holders of a series of Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as such series of Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series of Senior Notes described in this prospectus supplement must be fungible with the outstanding Senior Notes of that series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Senior Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.
Tax Redemption
In addition to our right to redeem each series of Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after June 13, 2025:
•in making any payments on the Senior Notes of the relevant series, we have paid or will or would on the next payment date be required to pay additional amounts;
•payments on the next payment date in respect of the Senior Notes of the relevant series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
•on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.
In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with accrued but unpaid interest thereon, if any, to the date of redemption.
If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the Senior Notes redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes of any series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.
Loss Absorption Disqualification Event Redemption
We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of a series of Senior Notes outstanding at any time at 100% of their principal amount together with accrued but unpaid interest thereon, if any, to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred with respect to a series of Senior Notes if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinion of the Relevant Regulator and/or the relevant U.K. resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.
“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the relevant U.K. resolution authority and/or the Financial Stability Board then applicable in the United Kingdom including, without limitation to the generality of the foregoing, any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted or applied by the Relevant Regulator and/or the relevant U.K. resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).
Conditions to redemption and purchase, etc.
Any redemption or purchase of a series of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of a series of Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.
“Relevant Regulator” means, in relation to the Senior Notes, the relevant U.K. resolution authority or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group in such circumstances.
Payment of Additional Amounts
Amounts to be paid on the Senior Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, or fees imposed, levied, collected, withheld or assessed by or on behalf of a U.K. taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to interest only on the Senior Notes (“Senior Notes Additional Amounts”) that are necessary in order that the net amounts of interest paid to the holders of the Senior Notes, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:
•the holder or the beneficial owner of the relevant Senior Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of the relevant Senior Note, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, the relevant Senior Note;

•except in the case of a winding up in the United Kingdom, the relevant Senior Notes are presented (where presentation is required) for payment in the United Kingdom;
•the relevant Senior Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Senior Notes Additional Amounts on presenting the Senior Notes for payment at the close of that 30 day period;
•the holder or the beneficial owner of the relevant Senior Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the relevant Senior Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;
•the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471- 1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or
•any combination of the above items,
nor shall Senior Notes Additional Amounts be paid with respect to any interest only on the Senior Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Senior Notes Additional Amounts, had it been the holder.
Whenever we refer in this prospectus supplement, in any context, to the payment of interest on, or in respect of, any Senior Note, we mean to include the payment of Senior Notes Additional Amounts to the extent that, in the context, Senior Notes Additional Amounts are, were or would be payable.
Waiver of Right to Set-Off
Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation or retention with respect to such Senior Note or the Senior Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, counterclaim, combination of accounts, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee
LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Base Indenture (as supplemented by the Twenty-First Senior Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Senior Indenture.
By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Base Indenture, and (b) neither the Senior Base Indenture nor the Twenty-First Senior Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Senior Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.
In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Senior Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.
The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.
Subsequent Holders’ Agreement
Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes including in relation to the U.K. bail-in power.
Listing
We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.
Governing Law
The Senior Base Indenture, the Twenty-First Senior Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as the Senior Indenture specifies, the provisions relating to the waiver of set-off in the Senior Indenture are governed by and construed in accordance with Scots law.

Subordinated Notes
The Subordinated Notes will be issued in an aggregate principal amount of $1,250,000,000 and will mature on June 13, 2036. Interest will accrue on the Subordinated Notes from, and including, June 13, 2025 to, but excluding, June 13, 2035 (the “Subordinated Notes Reset Date”), at a fixed rate of 6.068% per annum (the “Subordinated Notes Initial Interest Rate”), payable semi-annually in arrears, on June 13 and December 13 of each year, commencing on December 13, 2025, and from, and including, the Subordinated Notes Reset Date to, but excluding, the maturity date (the “Subordinated Notes Reset Period”), at a rate per annum calculated by the Calculation Agent on the Subordinated Notes Reset Determination Date (as defined below) as being equal to the sum of the Subordinated Notes U.S. Treasury Rate (as defined below) and 1.600%, such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Subordinated Notes Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June 13 and December 13 of each year (each, an “Subordinated Notes interest payment date”), commencing on December 13, 2025 to, and including, maturity. Interest will be paid to holders of record of the Subordinated Notes as of 15 calendar days immediately preceding the related Subordinated Notes interest payment date, whether or not a business day.
Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Subordinated Notes interest payment date, redemption date or maturity date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled Subordinated Notes interest payment date, redemption date or maturity date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, the Calculation Agent, the Trustee, the Paying Agent and on the holders of the Subordinated Notes.
All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half-cent being rounded upwards).
There shall be no Subordinated Notes Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.
In this description of the Subordinated Notes, the following expressions have the following meanings:
“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or the Group (as defined below)).
A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.
“Capital Disqualification Event” shall occur if at any time LBG determines that as a result of a change or pending change to the regulatory classification of the Subordinated Notes which becomes effective on or after June 13, 2025 (the “Issue Date”) some or all of the aggregate outstanding principal amount of the Subordinated Notes ceases or would be likely to cease to be included in, or count towards, the Tier 2 Capital of LBG and/or the Group.

“Group” means LBG and its subsidiaries and subsidiary undertakings from time to time.
“Relevant Regulator” means, in relation to the Subordinated Notes, the BoE acting through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential matters, as the case may be.
“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).
“Subordinated Notes Reset Determination Date” means the second business day immediately preceding the Subordinated Notes Reset Date.
“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.
“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.
Determination of the Subordinated Notes U.S. Treasury Rate
The Subordinated Notes U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).
The “Subordinated Notes U.S. Treasury Rate” means the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Subordinated Notes Reset Determination Date, and appearing under the caption “Treasury constant maturities” on the Subordinated Notes Reset Determination Date, as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “Subordinated Notes U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Subordinated Notes Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Subordinated Notes Comparable Treasury Issue, calculated using a price for the Subordinated Notes Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Subordinated Notes Comparable Treasury Price for the Subordinated Notes Reset Date.
If the Subordinated Notes U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, the “Subordinated Notes U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Subordinated Notes Reset Determination Date.
“Subordinated Notes Comparable Treasury Issue” means, with respect to the Subordinated Notes Reset Period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the Subordinated Notes Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Subordinated Notes Comparable Treasury Price” means (i) the arithmetic average of the Subordinated Notes Reference Treasury Dealer Quotations for the Subordinated Notes Reset Date, received by the Issuer (calculated by the Calculation Agent on the Subordinated Notes Reset Determination Date preceding the Subordinated Notes Reset Date), after excluding the highest and lowest such Subordinated Notes Reference Treasury Dealer Quotations, or (ii) if fewer than five such Subordinated Notes Reference Treasury Dealer Quotations are received by the Issuer, the arithmetic average of all such quotations, or (iii) if fewer than two such Subordinated Notes Reference Treasury Dealer Quotations are received by the Issuer, then such Subordinated Notes Reference Treasury Dealer Quotation as quoted in writing to the Issuer by a Subordinated Notes Reference Treasury Dealer.
“Subordinated Notes Reference Treasury Dealer” means each of up to five banks selected by the Issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.
“Subordinated Notes Reference Treasury Dealer Quotations” means, with respect to each Subordinated Notes Reference Treasury Dealer and the Subordinated Notes Reset Date, the bid and offered prices obtained by LBG for the Subordinated Notes Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Subordinated Notes Reset Determination Date.
All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the paying agent and on the holders of the Subordinated Notes.
All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
The interest rate on the Subordinated Notes during the Subordinated Notes reset fixed rate period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.
General
The Subordinated Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.
The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all ordinary share capital of LBG.
In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Base Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by an eleventh subordinated supplemental indenture to be dated as of the Issue Date (the “Eleventh Subordinated Supplemental Indenture” and, together with the Subordinated Base Indenture, the “Subordinated Indenture”) between us, the Trustee, the Paying Agent and The Bank of New York Mellon SA/NV, Dublin Branch as Registrar. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
The Bank of New York Mellon, London Branch is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interest in the Subordinated Notes through DTC and its participants. We expect the Subordinated Notes to be delivered through the facilities of DTC on the Issue Date. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system and operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream Luxembourg.
Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.
Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.
All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts”, no additional amounts will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power
Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Subordinated Notes); and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.
According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Subordinated Notes would be treated equally in respect of the exercise of any U.K. bail-in power with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of LBG.
No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors― Under the terms of the Notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority”.
Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Subordinated Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes will be a Subordinated Notes Default or a Subordinated Notes Event of Default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Subordinated Base Indenture (as amended by the Eleventh Subordinated Supplemental Indenture) shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Subordinated Notes.
By purchasing or acquiring Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Subordinated Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Base Indenture, and (b) neither the Subordinated Base Indenture nor the Eleventh Subordinated Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Subordinated Notes), then the Trustee’s duties under the Subordinated Indenture shall remain applicable with respect to such Subordinated Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Subordinated Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.
By purchasing or acquiring the Subordinated Notes, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.
Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by us in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.
For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Notes”.
Events of Default; Default; Limitation of Remedies
The applicable defaults, events of default and limitations of remedies which apply to the Subordinated Notes are described in the accompanying prospectus under “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Subordinated Debt Security Events of Default” and “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Subordinated Debt Security Defaults”.

Additional Issuances
We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, issue date and first Subordinated Notes interest payment date, provided however that such additional notes that form part of the Subordinated Notes described in this prospectus supplement must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Subordinated Indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under such indenture.
Optional Redemption
The Subordinated Notes will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on the Subordinated Notes Reset Date at 100% of their principal amount, together with accrued and unpaid interest thereon, if any, on the Subordinated Notes, to, but excluding, June 13, 2035.
Notice of any optional redemption of the Subordinated Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) business days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.
Tax Redemption
If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Subordinated Notes, in whole but not in part, at any time, at 100% of their principal amount, together with accrued interest thereon, if any, to, but excluding, the date fixed for redemption.
A “Tax Event” will be deemed to have occurred if LBG determines that:
(1) as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Subordinated Notes Additional Amounts (as defined in the accompanying prospectus) to any holder pursuant to “—Payment of Additional Amounts” below and/or
(2) a Tax Law Change would:
•result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;
•prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;
•as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);
•result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG (including pursuant to the terms and conditions of the Subordinated Notes or as a result of the exercise of any regulatory powers under the Banking Act); or
•result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.
Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 15 nor more than 30 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) business days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.
Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that if, and to the extent required under Applicable Regulations, LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry and without liability to any person, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.
Capital Disqualification Event Redemption
We may redeem the Subordinated Notes, in whole but not in part, at any time, upon not less than 15 calendar days’ nor more than 30 calendar days’ notice to the holders of the Subordinated Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with accrued but unpaid interest thereon, if any, `to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.
Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) if, and to the extent required under Applicable Regulations, LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.
Substitution or Variation
If a Tax Event or Capital Disqualification Event has occurred, then LBG may, subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Subordinated Notes, at any time (whether before, on or following the Subordinated Notes Reset Date) either substitute all (but not some only) of the Subordinated Notes for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Subordinated Notes Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Subordinated Notes, as the case may be.

Notice of any substitution or variation of the Subordinated Notes due to the occurrence of a Tax Event or Capital Disqualification Event will be given to holders not less than 15 nor more than 30 calendar days prior to the date of substitution or variation (as applicable), and to the Trustee at least five (5) business days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Subordinated Notes and shall, except as otherwise provided herein, be irrevocable.
Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Tax Event or Capital Disqualification Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Subordinated Notes Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry and without liability to any person, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Subordinated Notes.
“Subordinated Notes Compliant Securities” means securities issued directly by LBG that:
(a) have terms not materially less favorable to an investor than the terms of the Subordinated Notes (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);
(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and interest payment dates from time to time applying to the Subordinated Notes; (3) rank pari passu with the ranking of the Subordinated Notes; (4) preserve any existing rights under the Subordinated Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of LBG as to payments of principal in respect of the Subordinated Notes, including (without limitation) as to the timing and amount of such payments;
(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG; and
(d) where the Subordinated Notes which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Subordinated Notes Compliant Securities.
“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.
Purchases
Subject to applicable law in force at the relevant time, including the Applicable Regulations, we may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Conditions to Redemption, Purchase, Substitution or Variation
Any redemption, purchase, substitution or variation of the Subordinated Notes prior to the maturity date is subject to:
(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the Subordinated Notes, as the case may be (in each case to the extent, and in the manner, required by the Applicable Regulations); and
(b) in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the Applicable Regulations: (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by LBG as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain;
(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and
(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the Subordinated Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the Subordinated Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Notes being purchased for market-making purposes in accordance with the Applicable Regulations.
Any refusal by the Relevant Regulator to grant its permission as contemplated above shall not constitute a Subordinated Notes Default or a Subordinated Notes Event of Default for any purpose. Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment, purchase, substitution or variation only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).
Modification and Waiver
The modification and waiver provisions which apply to the Subordinated Notes are described in the accompanying prospectus under “Description of Debt Securities—Modification and Waiver”.
Payment of Additional Amounts
    The payment of additional amounts provisions which apply to the Subordinated Notes (and exceptions thereto) are described in the accompanying prospectus under “Description of Debt Securities—Additional Amounts”. Holders and beneficial owners should note that we will not be required to pay any additional amounts to the extent that any withholding or deduction applied to payments of principal.

Waiver of Right to Set-Off
Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation or retention with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Subordinated Note against LBG is discharged by set-off, counterclaim, combination of accounts, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.
Trustee; Direction of Trustee
LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Subordinated Base Indenture (as amended by the Eleventh Subordinated Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes and the Subordinated Indenture.
By purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Base Indenture, and (b) neither the Subordinated Base Indenture nor the Eleventh Subordinated Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Subordinated Notes), then the Trustee’s duties under the Subordinated Indenture shall remain applicable with respect to such Subordinated Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Subordinated Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.
In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Subordinated Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.
The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.
Subsequent Holders’ Agreement
Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes including in relation to the U.K. bail-in power.

Listing
We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.
Governing Law
The Subordinated Base Indenture, the Eleventh Subordinated Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland.
B.Base Prospectus – dated June 7, 2022:
Please refer to pages 3-18 of Exhibit 2(d) of LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2022 (the “2022 Annual Report”).
1.Prospectus Supplement - 5.590% Senior Callable Fixed-to-Fixed Rate Notes due 2035, 5.087% Senior Callable Fixed-to-Fixed Rate Notes due 2028 and Senior Callable Floating Rate Notes due 2028
Please refer to pages 4-21 of Exhibit 2(d) of LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Annual Report”).
2.Prospectus Supplement - 5.721% Senior Callable Fixed-to-Fixed Rate Notes due 2030
Please refer to pages 21-31 of Exhibit 2(d) of the 2024 Annual Report.
3.Prospectus Supplement - 5.679% Senior Callable Fixed-to-Fixed Rate Notes due 2035, 5.462% Senior Callable Fixed-to-Fixed Rate Notes due 2028 and Senior Callable Floating Rate Notes due 2028
Please refer to pages 31-49 of Exhibit 2(d) of the 2024 Annual Report.
4.Prospectus Supplement - 5.985% Senior Callable Fixed-to-Fixed Rate Notes due 2027 and Senior Callable Floating Rate Notes due 2027
Please refer to pages 49-65 of Exhibit 2(d) of the 2024 Annual Report.
5.Prospectus Supplement - 5.871% Senior Callable Fixed-to-Fixed Rate Notes due 2029:
Please refer to pages 66-76 of Exhibit 2(d) of the 2024 Annual Report.
6. Prospectus Supplement - 7.953% Fixed Rate Reset Subordinated Debt Securities due 2033:
Please refer to pages 18-28 of Exhibit 2(d) of the 2022 Annual Report.
C. Prospectus - Offer to Exchange 3.369% Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 for American Depositary Shares (“ADSs”) representing LBG’s 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares, ADSs representing LBG’s 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares, 6.00% Subordinated Notes due 2033 issued by HBOS plc, LBG’s 4.582% Subordinated Debt Securities due 2025 and LBG’s 4.500% Fixed Rate Subordinated Debt Securities due 2024:
Please refer to pages 4-18 of Exhibit 2(d) of the 2021 Annual Report.

D. Base Prospectus - dated June 3, 2019:
Please refer to pages 15-28 of Exhibit 2(d) of LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2019 (the “2019 Annual Report”).
1. Prospectus Supplement - 3.750% Senior Callable Fixed-to-Fixed Rate Notes due 2028:
Please refer to pages 39-49 of Exhibit 2(d) of the 2022 Annual Report.
2. Prospectus Supplement - 1.985% Fixed Rate Reset Subordinated Debt Securities due 2031:
Please refer to pages 18-27 of Exhibit 2(d) of the 2021 Annual Report.
E. Base Prospectus - dated June 2, 2016:
Please refer to pages 42-58 of Exhibit 2(d) of the 2019 Annual Report.
1. Prospectus Supplement - 4.550% Senior Notes due 2028:
Please refer to pages 66-73 of Exhibit 2(d) of the 2019 Annual Report.
2. Prospectus Supplement - 4.375% Notes due 2028:
Please refer to pages 98-106 of Exhibit 2(d) of the 2019 Annual Report.
3. Prospectus Supplement - 4.344% Fixed Rate Subordinated Debt Securities due 2048:
Please refer to pages 106-117 of Exhibit 2(d) of the 2019 Annual Report.
4. Prospectus Supplement - 3.574% Senior Callable Fixed-to-Floating Rate Notes due 2028:
Please refer to pages 117-126 of Exhibit 2(d) of the 2019 Annual Report.
5. Prospectus Supplement - 3.750% Senior Notes due 2027:
Please refer to pages 126-133 of Exhibit 2(d) of the 2019 Annual Report.
F. Base Prospectus - dated June 7, 2013:
Please refer to pages 138-152 of Exhibit 2(d) of the 2019 Annual Report.
1. Prospectus Supplement - 4.650% Fixed Rate Subordinated Debt Securities due 2026:
Please refer to pages 152-163 of Exhibit 2(d) of the 2019 Annual Report.
G. Prospectus - Offer to Exchange 4.582% Subordinated Debt Securities due 2025 and 5.300% Subordinated Debt Securities due 2045 for New 4.582% Subordinated Debt Securities due 2025 and New 5.300% Subordinated Debt Securities due 2045:
Please refer to pages 202-215 of Exhibit 2(d) of the 2019 Annual Report.